CIRRUS LOGIC, INC.
2018 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of Grant of Restricted Stock Units (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Participant named in the Notice of Grant (“Participant”):
WHEREAS, the Company, in order to induce you to materially contribute to the success of the Company, agrees to grant you this Award of Restricted Stock Units;
WHEREAS, the Company adopted the Cirrus Logic, Inc. 2018 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant Awards of Restricted Stock Units to Eligible Persons providing services to the Company and its Affiliates (“Service”)
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan;
WHEREAS, you desire to accept the Award of Restricted Stock Units created pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant and in accordance with the terms and conditions set forth herein and in the Plan, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company or an Affiliate, an award (the “Award”) consisting of an aggregate number of Restricted Stock Units, whereby each Restricted Stock Unit represents the right to receive one share of Common Stock of the Company following the applicable vesting date, in accordance with the terms and conditions set forth herein and in the Notice of Grant and the Plan.
2.No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Common Stock (including, without limitation, voting rights or rights to cash dividends) prior to the date shares of Common Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 5.

3.Forfeiture Restrictions. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until the Restricted Stock Units become vested, the restrictions are removed or expire as contemplated in this Agreement, and Common Stock is issued to you as described in Section 4 of this Agreement. The Restricted Stock Units are also restricted in the sense that, as provided in Section 6, they may be forfeited for no consideration to the Company in the event your Service with the Company or an Affiliate terminates before the Restricted Stock Units become vested. The prohibition against transfer and the obligation to forfeit the Restricted Stock Units upon termination of Service as provided in the preceding sentences are herein referred to as the “Forfeiture Restrictions.”
4.Issuance of Common Stock. No shares of Common Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the Forfeiture Restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 5. As soon as reasonably practicable after the Restricted Stock Units vest pursuant to Section 5, the Company shall cause to be issued to you (including to a brokerage account in your name) Common Stock in settlement of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding, provided that such issuance of Common Stock shall in any event be made no later than March 15 of the year following the calendar year that the Restricted Stock Units vest. The Company shall evidence the Common Stock to be issued in settlement of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional share Restricted Stock Units shall be rounded down at the time Common Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust or a funded or secured obligation of any kind.
5.Vesting; Expiration of Forfeiture Restrictions. The Forfeiture Restrictions on the Restricted Stock Units granted pursuant to the Award will expire as set forth in the Notice of Grant and shares of Common Stock that are non-forfeitable and transferable, except to the extent provided in Section 9 of this Agreement, will be issued to you in settlement of your vested Restricted Stock Units as set forth in Section 4, provided that you remain in the continuous Service of the Company or its Affiliates until the applicable dates or events set forth in the Notice of Grant. Restricted Stock Units which remain subject to the Forfeiture Restrictions will be considered “Nonvested Restricted Stock Units.”
6.Effect of Termination of Service. If your Service with the Company or any Affiliate terminates for any reason, then those Restricted Stock Units for which the Forfeiture Restrictions have not lapsed as of the date of or in connection with such termination shall become null and void and those Nonvested Restricted Stock Units shall be forfeited for no consideration to the Company.
7.Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason, you will be considered to still be in the Service of the Company or an Affiliate, provided that rights to the Restricted Stock

Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
8.Withholding Taxes. The Company may require you to pay to the Company (or the Company’s Affiliate if you are an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its or its Affiliate’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. To the extent that the receipt of the Restricted Stock Units or the lapse of any Forfeiture Restrictions results in compensation income or wages to you for federal, state, local, or other tax purposes, the Company is authorized to withhold any tax required to be withheld by reason of such resulting compensation income or wages from any cash or stock remuneration (including withholding any Common Stock distributable to you under this Agreement, based on the Fair Market Value on the date the withholding is to be determined, but not in excess of the greatest statutory withholding requirements) then or thereafter payable to you and/or you otherwise agree to deliver such amount of money as the Company may require to meet its or its Affiliate’s tax withholding obligations under applicable laws or regulations. Unless the applicable tax withholding obligations of the Company and its Affiliates are satisfied, the Company shall have no obligation to issue Common Stock pursuant to this Agreement. You acknowledge and agree that the Company is making no representation or warranty as to the tax consequences to you as a result of the receipt of the Restricted Stock Units, the lapse of any Forfeiture Restrictions, or the forfeiture of any Restricted Stock Units pursuant to the Forfeiture Restrictions.
9.Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, any issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the U.S. Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
You agree that the shares of Common Stock that you may acquire in settlement of any vested Restricted Stock Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal, state, or foreign or any other applicable laws.
10.Legends. You agree that the certificates representing shares of Common Stock issued with respect to the Award may bear such legend or legends as the Committee deems appropriate to assure compliance with the terms and provisions of this Agreement and applicable securities laws.
11.Right to Terminate Services. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of or performing services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment or service relationship at any time.
12.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation. You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.
13.Dispute Resolution. The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Award, the Notice of Grant, the Plan, and this Agreement. The Company, you, and your assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Award, the Notice of Grant, the Plan, and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.
Any controversy, dispute or claim that has not been settled by negotiation within thirty (30) days of the written notification as set forth above shall be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by three arbitrators. In such event, the claimant will deliver a written notice to the respondent(s) and the AAA initiating arbitration and naming an arbitrator. Within twenty (20) days after receipt of such arbitration notice, the respondent(s) shall name an arbitrator. Within twenty (20) days from the naming of the two arbitrators, the two arbitrators shall name a third arbitrator. If there are multiple claimants and/or multiple respondents, all claimants and/or all respondents shall attempt to agree upon naming their respective arbitrator. If the claimants or respondents, as the case may be, fail to name their respective arbitrator, or if the two arbitrators fail to name a third arbitrator, or if within twenty (20) days after any arbitrator shall resign or otherwise cease to serve as such a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the AAA. The place of arbitration shall be Austin, Texas. The award of the arbitrators may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the disputing parties equally. Notwithstanding anything to the contrary herein, the arbitrators shall not award nor shall the Company have any liability for any consequential, punitive, special, incidental, indirect or similar damages.
14.No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice with respect to the Award of Restricted Stock Units, your participation in the Plan, or the acquisition or sale of any Common Stock attributable to the Award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.
15.No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.
16.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
17.No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.
18.Company Records. Records of the Company or its Affiliates regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
19.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are in the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as such party may designate in writing from time to time to the other party.
20.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, assigns, legatees and distributees, and upon the Company, its successors and assigns.
21.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

23.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal laws of the United States. The obligation of the Company to issue and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
24.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan or future awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
25.Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
26.Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any United States federal, state, local or foreign tax or securities law or other law or regulation (including any change in the interpretation or application of any law or regulation by an appropriate governmental authority), which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
27.Section 409A. The Restricted Stock Units granted pursuant to the Award are intended to qualify for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code of the United States and shall be construed accordingly. Notwithstanding the preceding sentence, neither the Committee nor the Company or its Affiliates shall be liable for any failure of the Award or any portion thereof to satisfy the requirements for exemption from, or compliance with, Section 409A of the Internal Revenue Code.
28.Unfunded Arrangement. Neither the Notice of Grant, this Agreement, nor the Plan shall give you any security or other interest in any assets of the Company or an Affiliate; rather, your right to the Award is that of a general, unsecured creditor of the Company.
29.Non-U.S. Participants and U.S. Participants Employed by a U.K. Affiliate. To the extent that you are a citizen or resident of a country other than the United States, this Agreement is deemed to include and, as applicable, be revised and supplemented by the provisions of Exhibit A that apply to Participants outside the United States generally and to Participants located in the jurisdictions set forth therein. If you are a U.S citizen or U.S. resident but are employed by a U.K. Affiliate, this Agreement is deemed to include and, as applicable, be revised and supplemented by the provisions of Section B.1 of Exhibit A.

30.The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
[Signature Page Follows]

By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Award, the Notice of Grant, the Plan, and this Agreement. You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Award, the Notice of Grant, the Plan, or this Agreement.
AGREED AND ACCEPTED:
____________________________________
Signature of Participant

____________________________________
Printed Name of Participant

Date: _______________________________

EXHIBIT A

SPECIAL PROVISIONS FOR
PARTICIPANTS OUTSIDE THE U.S. AND U.S. PARTICIPANTS EMPLOYED BY A U.K. AFFILIATE

TERMS AND CONDITIONS
Parts A and B of this Exhibit A, which are part of the Cirrus Logic, Inc. Restricted Stock Unit Agreement (the “Agreement”), include special terms and conditions that govern the Restricted Stock Units granted to Participants based outside of the United States and in the particular jurisdictions mentioned herein. Further, Section B.1 of this Exhibit A includes special terms and conditions that apply to you if you are a U.S citizen or U.S. resident but are employed by a U.K. Affiliate. Unless otherwise defined in this Exhibit A, any capitalized terms used but not defined in this Exhibit A shall have the same meanings given to them in the Agreement and/or the Plan, as applicable.
NOTIFICATIONS
This Exhibit A also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective jurisdictions as of July 2018. Such laws are complex and subject to change. As a result, the Company strongly recommends that the Participant not rely on the information in this Exhibit A as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated at the time the Restricted Stock Units vest or the Participant sells any shares of Common Stock issued pursuant to the Restricted Stock Units.
In addition, the information contained in this Exhibit A is general in nature and may not apply to the Participant’s particular situation. The Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws apply to the Participant’s situation.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working (or is considered as such for local law purposes), or if the Participant transfers employment and/or residency after the Date of Grant, the terms and conditions and information contained herein may not be applicable to the Participant in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant in such a case.

A.    TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. JURISDICTIONS
TERMS AND CONDITIONS
1.Responsibility for Taxes. The following provisions replace Section 8 of the Agreement:
The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant as a result of participation in the Plan (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company to enable the Company and the Employer to fulfill any withholding obligation for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items by one or a combination of the following methods:
i.withholding from the Participant’s wages or other cash compensation otherwise payable to the Participant by the Company and/or the Employer; and/or
ii.requiring the Participant to tender a payment in cash (or the cash equivalent) in an amount equal to the Tax-Related Items to the Company or its designee; and/or
iii.withholding from the proceeds from the sale of shares of Common Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or
iv.withholding in shares of Common Stock to be issued upon settlement of the Restricted Stock Units.
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in the Participant’s jurisdiction in which case the Participant may receive a refund of any over-withheld amount in cash, without interest, and will not be entitled to the equivalment amount in shares. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the vested Restricted Stock Units, notwithstanding that a number of shares that are held back solely for the purpose of paying the Tax-Related Items.
    The Company may refuse to issue shares of Common Stock in settlement of the Restricted Stock Units or may refuse to deliver the proceeds of the sale of such shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.
2.Nature of Grant. In accepting the grant of the Restricted Stock Units, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and the Agreement;
(b)the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;
(c)all decisions with respect to any such future Awards, if any, will be at the sole discretion of the Company;
(d)the Participant’s participation in the Plan does not provide the Participant with benefits outside of the Plan;
(e)the Participant’s participation in the Plan is voluntary;
(f)the Restricted Stock Units and the shares of Common Stock subject to the Restricted Stock Units, and the income from and value of same, are an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any;
(g)the Restricted Stock Units and the shares of Common Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, holiday pay, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;
(h)the Restricted Stock Units the shares of Common Stock subject to the Restricted Stock Units and the income from and value of same, are not intended to replace any pension rights or be granted as compensation or as a bonus for past service;

(i)unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Common Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of an Affiliate;
(j)the future value of the shares of Common Stock subject to the Restricted Stock Units is unknown, indeterminable and cannot be predicted with certainty;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the Participant’s termination of employment by the Company (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any).
(l)for purposes of the Restricted Stock Units, the Participant’s status as an Eligible Person will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and, unless expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Units; and
(m)neither the Company, the Employer nor any Affiliate shall be liable for any exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the vesting and settlement of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
3.Data Privacy. Certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, settled, exercised, vested, unvested or outstanding in the Participant's favor (“Personal Data”) will be collected, processed and transferred by and among, as applicable, the Employer and the Company and its other Affiliates for the exclusive purpose of implementing, administering and managing participation in the Plan, in furtherance of their legitimate business interests, and where necessary to comply with their legal obligations. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this document and any other Restricted Stock Unit materials by and among, as applicable, the Employer and the Company and its other Affiliates for the above purposes.
    Personal Data will also be transferred to certain independent service providers engaged in connection with the implementation, administration and management of the Plan, including Morgan Stanley Smith Barney LLC (trading as E*Trade), and Computershare Limited. Further information on the Company's basis for the processing, transfer and safeguarding of Personal Data, is detailed in the Company’s Stock Plan Privacy Notice. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan. The Stock Plan Privacy Notice, which Participants should read prior to accepting any Award, is available to Participants via their E*Trade accounts, or can otherwise be viewed, together with applicable Employer Data Protection Policies and employee Privacy Notices, on the Company intranet. Copies of all such policies or notices can also be obtained, on request, from the Company’s Legal Department.

    The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or later seeks to revoke consent, the Participant's employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that withdrawal of consent may affect the Participant's ability to participate in the Plan or to realize benefits from the Restricted Stock Units.
Finally, if applicable and upon request of the Company, the Participant agrees to provide any other executed acknowledgement or data privacy consent form (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
4.Dispute Resolution. The following provisions replace Section 13 of the Agreement:
The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Restricted Stock Units, the Notice of Grant, the Plan, and this Agreement. The Company, the Participant, and his or her assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Restricted Stock Units, the Notice of Grant, the Plan, and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.

Any dispute arising under this Agreement shall be resolved by binding and non-appealable arbitration under the rules of the International Centre for Dispute Resolution (“ICDR”). The arbitration shall be conducted by a single arbitrator chosen by the parties or, if the parties cannot agree upon a single arbitrator within thirty (30) days, then by a single arbitrator appointed by the ICDR. The arbitration shall take place Austin, Texas, U.S.A., and shall be conducted in the English language.  The arbitration costs shall be divided such that each party shall pay its own attorney’s fees and any other costs shall be borne equally by the parties.
5.Language. If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
6.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
7.Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant is advised to speak to his or her personal advisor on this matter.
8.Insider Trading Restrictions/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant's country, which may affect his or her ability to acquire or sell shares of Common Stock or rights to shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and that the Participant should speak to his or her personal advisor on this matter.

B.    JURISDICTION-SPECIFIC PROVISIONS
1.EUROPEAN UNION / EUROPEAN ECONOMIC AREA / UNITED KINGDOM AND U.S. BASED EMPLOYEES OF A U.K. AFFILIATE
TERMS AND CONDITIONS
Data Privacy. The following provisions replace the Data Privacy section (A.3) of this Exhibit A:
Certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, settled, exercised, vested, unvested or outstanding in the Participant's favor (“Personal Data”) will be collected, processed and transferred by and among, as applicable, the Employer and the Company and its other Affiliates for the exclusive purpose of implementing, administering and managing participation in the Plan, in furtherance of their legitimate business interests, and where necessary to comply with their legal obligations. Personal Data will also be transferred to certain independent service providers engaged in connection with the implementation, administration and management of the Plan, including Morgan Stanley Smith Barney LLC (trading as “E*Trade”) , and Computershare Limited. Further information on the Company's basis for the processing, transfer and safeguarding of Personal Data, is detailed in the Company’s Stock Plan Privacy Notice which Participants should read prior to accepting any Award. This Stock Plan Privacy Notice is available to Participants via their E*Trade accounts, or can otherwise be viewed, together with applicable Employer Data Protection Policies and employee Privacy Notices, on the Company intranet. Copies of all such policies or notices can also be obtained, on request, from the Company’s Legal Department.
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2.AUSTRALIA
TERMS AND CONDITIONS
Nature of Award and Plan. The offer of Restricted Stock Units under the Plan is intended to comply with the provisions of the Australian Corporations Act 2001, the Australian Securities & Investment Commission ("ASIC") Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document for the offer of the Restricted Stock Units to Australian resident Participants, which is being provided with this Agreement.
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

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3.CHINA
TERMS AND CONDITIONS
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:
Issuance of Common Stock.
The following provision replaces Section 4 of the Agreement:
No shares of Common Stock or any cash amount shall be issued to the Participant prior to the date on which the Restricted Stock Units vest and the Forfeiture Restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 5. As soon as reasonably practicable after the Restricted Stock Units vest pursuant to Section 5, the Company shall cause to be issued to the Participant through local payroll a cash amount equivalent to the market value of the shares of Common Stock subject to the vested Restricted Stock Units, less any Tax-Related Items required to be withheld. No shares of Common Stock will be issued to the Participant and any reference in the Agreement to shares of Common Stock being issued to the Participant shall be interpreted accordingly. The value of any Restricted Stock Units that would result in a fractional share (if shares were to be issued in settlement of the Restricted Stock Units) shall be rounded down to the value of a whole share at the time the cash payment is made to the Participant. No cash value of any fractional shares of Common Stock subject to the Restricted Stock Units will be payable to the Participant pursuant to this Agreement. Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust or a funded or secured obligation of any kind. The Participant also agrees to cooperate with the Company with respect to any exchange control matters.
If the Company determines at any time that shares of Common Stock may be issued in settlement of vested Restricted Stock Units, Section 4 of the Agreement shall instead be supplemented by the following provision:
The Participant understands and agrees that the Company may require that any shares of Common Stock acquired upon the vesting of the Restricted Stock Units be immediately sold and the proceeds of the sale of shares be delivered to the Participant according to such procedures as the Company may establish from time to time, including through local payroll. If the Company does not exercise its right to require the immediate sale of shares of Common Stock issuable upon vesting of the Restricted Stock Units, as described in the preceding sentence, the Participant understands and agrees that (i) the Participant must maintain shares of Common Stock acquired under the Plan in an account maintained by the Company's designated broker and (ii) any shares acquired by the Participant under the Plan must be sold no later than ninety (90) days after the Participant’s termination of employment, or within any other such time frame as the Company determines to be necessary or advisable for legal or administrative reasons. The Participant understands that any shares of Common Stock acquired by the Participant under the

Plan that have not been sold within the required deadline will be automatically sold by the Company's designated broker at the Company’s direction, pursuant to this authorization by the Participant. The Participant agrees that the Company is authorized to instruct the designated broker to assist with the mandatory sale of such shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the designated broker to complete the sale of such shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between vesting and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to the Participant may be more or less than the market value of the shares of Common Stock at vesting. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the price of the shares of Common Stock and/or any applicable exchange rate. The Participant also agrees to cooperate with the Company with respect to any exchange control matters.
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4.FINLAND
There are no country-specific provisions.
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5.HONG KONG
TERMS AND CONDITIONS
Issuance of Common Stock. The following provision supplements Section 4 of the Agreement:
Notwithstanding any discretion contained in the Plan, in no event shall Restricted Stock Units be satisfied by the delivery of cash or a combination of cash and Common Stock.
If, for any reason, the Restricted Stock Units vest and shares of Common Stock are issued to the Participant within six (6) months of the Date of Grant, the Participant agrees that the Participant will not dispose of the shares of Common Stock prior to the six-month anniversary of the Date of Grant.

NOTIFICATIONS
Securities Law Information. This offer of the Restricted Stock Units and the shares of Common Stock to be issued upon vesting of the Restricted Stock Units are available only to Participants (as defined in the Plan) and are not a public offer of securities. The Agreement (including this Exhibit A), the Plan and other communication materials associated with the offer have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Agreement and any related documentation are intended only for the personal use of each Participant and may not be distributed to any other person. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of the offer documents, the Participant should obtain independent professional advice.
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6.PHILIPPINES
TERMS AND CONDITIONS
Issuance of Common Stock.
The following provision replaces Section 4 of the Agreement:
No shares of Common Stock or any cash amount shall be issued to the Participant prior to the date on which the Restricted Stock Units vest and the Forfeiture Restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 5. As soon as reasonably practicable after the Restricted Stock Units vest pursuant to Section 5, the Company shall cause to be issued to the Participant a cash amount equivalent to the market value of the shares of Common Stock subject to the vested Restricted Stock Units according to such procedures as the Company may establish from time to time, including through local payroll, and less any Tax-Related Items required to be withheld. No shares of Common Stock will be issued to the Participant and any reference in the Agreement to shares of Common Stock being issued to the Participant shall be interpreted accordingly. The value of any Restricted Stock Units that would result in a fractional share (if shares were to be issued in settlement of the Restricted Stock Units) shall be rounded down to the value of a whole share at the time the cash payment is made to the Participant. No cash value of any fractional shares of Common Stock subject to the Restricted Stock Units will be payable to the Participant pursuant to this Agreement. Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust or a funded or secured obligation of any kind. The Participant also agrees to cooperate with the Company with respect to any exchange control matters.
If the Company determines that shares of Common Stock may be issued in settlement of vested Restricted Stock Units, Section 4 of the Agreement shall instead be supplemented by the following provision:

No shares of Common Stock will be issued upon vesting of the Restricted Stock Units unless the issuance of shares complies with all applicable laws and regulations as determined by the Company. The risks of participating in the Plan include (without limitation) the risk of fluctuation in the price of the shares of Common Stock on the Nasdaq Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and the Participant's local currency. The value of any shares of Common Stock that may be acquired under the Plan may decrease below the value of the shares of Common Stock at vesting and fluctuations in foreign exchange rates between the Participant's local currency and the U.S. Dollar may affect the value of any amounts due to the Participant pursuant to the subsequent sale of any shares of Common Stock acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Participant may refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov as well as on the Company’s “Investor Relations” website at
https://investor.cirrus.com/home/default.aspx.

The Participant is permitted to sell shares of Common Stock acquired under the Plan through the Plan broker appointed by the Company (currently, E*Trade) or such other broker to whom the Participant may transfer the shares of Common Stock, provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq Stock Exchange on which the shares of Common Stock are listed.

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7.SOUTH KOREA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion on any month-end date during the calendar year. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.
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8.SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provisions supplement the Nature of Grant section of this Exhibit A:
By accepting the Restricted Stock Units, the Participant consents to participate in the Plan and acknowledges having received a copy of the Plan.
The Participant understands that, as a condition of the grant of the Restricted Stock Units, the termination of the Participant’s employment for any reason will automatically result in the forfeiture of any and all Restricted Stock Units that have not vested as of the date of termination. In particular, the Participant understands and agrees that any unvested Restricted Stock Units will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination of the Participant’s employment prior to vesting by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Restricted Stock Units under the Plan to individuals who may be Eligible Persons throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis (other than as set forth in this Agreement and the Plan). Consequently, the Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the related shares of Common Stock shall not become a part of any employment or contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the Restricted Stock Units would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of Restricted Stock Units shall be null and void.
NOTIFICATIONS
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the

Restricted Stock Units under the Plan. This Agreement and the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.
Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of stock in a foreign company (including shares of Common Stock acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or owned as of December 31) the prior year; however, if the value of the shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.
The Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payment of cash or shares of Common Stock made by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. The Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.
Foreign Asset/ Account Reporting Information. The Participant is required to report assets or rights deposited or held outside of Spain (including the shares of Common Stock acquired under the Plan or cash proceeds from the sale of the shares of Common Stock acquired under the Plan) if the value per type of asset or right exceeds a certain threshold.  This obligation applies to assets and rights held as of December 31 and requires that information on such assets and rights be included in the Participant’s tax return filed with the Spanish tax authorities for such year.  After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than a certain threshold or if ownership of such asset or right is transferred or relinquished during the year. The Participant should consult with his or her personal tax advisor regarding the applicable thresholds and corresponding reporting requirements.
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9.SWEDEN
There are no country-specific provisions.
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10.TAIWAN
NOTIFICATIONS

Securities Law Information. The grant of the Restricted Stock Units (and the issuance, if any, of the underlying shares) is available only to Eligible Persons. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.
Exchange Control Information. The Participant may remit foreign currency (including proceeds from the sale of shares of Common Stock and the receipt of any dividends) into Taiwan with a transaction amount of up to US$5,000,000 per year. If the transaction amount is TWD500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the handling bank.
If the transaction amount is US$500,000 or more, the Participant may be required to provide additional supporting documentation to the satisfaction of the bank. The Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
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11.UNITED KINGDOM
TERMS AND CONDITIONS
Responsibility for Taxes. The following provisions supplement the Responsibility for Taxes section of this Exhibit A:
Without limitation to the foregoing provisions, the Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
However, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer of the Company and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable.  The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit.